Exhibit 3.1

Number: BC0736983

CERTIFICATE
OF
CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that TEKMIRA PHARMACEUTICALS CORPORATION changed its name to ARBUTUS BIOPHARMA CORPORATION on July 31, 2015 at 12:00 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On July 31, 2015

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada

ELECTRONIC CERTIFICATE

BUSINESS CORPORATIONS ACT

ARTICLES OF

ARBUTUS BIOPHARMA CORPORATION

(the “Company”) TABLE OF CONTENTS

Articles adopted by special resolution deposited at the records office on April 25, 2007 and Notice of Alteration attaching the share rights to the Preferred shares was filed with the BC Registrar of Companies on April 25, 2007.

Section 13.9 added to the Articles by ordinary resolution deposited at the records office on May 14, 2013.

Part 18.2, Part 27 and Part 28 added to Articles by ordinary resolution deposited at the records office on March 4, 2015.

Section 11.3 of the Articles was deleted and replaced with section 11.3 by ordinary resolution deposited at the records office on July 10, 2015.

Change of name of the Company effective at 12:00 a.m. on July 31, 2015 by Notice of Alteration filed with the BC Registrar of Companies.

BUSINESS CORPORATIONS ACT

ARTICLES OF

ARBUTUS BIOPHARMA CORPORATION

(the “Company”)

Number: BC0736983

PART l INTERPRETATION

Definitions

1.1 In these Articles, unless the context otherwise requires:

(a)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(b)	“Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(c)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(d)	“legal personal representative” means the personal or other legal representative of the shareholder;

(e)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(f)	“seal” means the seal of the Company, if any;

(g)	“share” means a share in the share structure of the Company; and

(h)	“special majority” means the majority of votes described in §11.2 which is required to pass a special resolution.

Act and Interpretation Act Definitions Applicable

1.2 The definitions in the Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and except as the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Act will prevail. If there is a conflict or inconsistency between these Articles and the Act, the Act will prevail.

Section References

1.3 The symbol § followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of these Articles so designated.

PART 2

SHARES AND SHARE CERTIFICATES

Authorized Share Structure

2.1 The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

Form of Share Certificate

2.2 Each share certificate issued by the Company must comply with, and be signed as required by, the Act.

Shareholder Entitled to Certificate or Acknowledgment

2.3 Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or

(b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or an acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

Delivery by Mail

2.4 Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

Replacement of Worn Out or Defaced Certificate or Acknowledgement

2.5 If a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, the Company must, on production of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as are deemed fit:

(a) cancel the share certificate or acknowledgment; and

(b) issue a replacement share certificate or acknowledgment.

Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

2.6 If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, the Company must issue a replacement share certificate or acknowledgment, as the case may be, to the person entitled to that share certificate or acknowledgment, if it receives:

(a)	proof satisfactory to it of the loss, theft or destruction; and

(b)	any indemnity the directors consider adequate.

Splitting Share Certificates

2.7 If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

Certificate Fee

2.8 There must be paid to the Company, in relation to the issue of any share certificate under §2.5, §2.6 or §2.7, the amount, if any, not exceeding the amount prescribed under the Act, determined by the directors.

Recognition of Trusts

2.9 Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

PART 3

ISSUE OF SHARES

Directors Authorized

3.1 Subject to the Act and the rights, if any, of the holders of issued shares of the Company, the Company may allot, issue, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the consideration (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

Commissions and Discounts

3.2 The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person’s purchase or agreement to purchase shares of the Company from the Company or any other person’s procurement or agreement to procure purchasers for shares of the Company.

Brokerage

3.3 The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

Share Purchase Warrants and Rights

3.4 Subject to the Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

PART 4
SHARE REGISTERS

Central Securities Register

4.1 As required by and subject to the Act, the Company must maintain in British Columbia a central securities register and may appoint an agent to maintain such register. The directors may appoint one or more agents, including the agent appointed to keep the central securities register, as transfer agent for shares or any class or series of shares and the same or another agent as registrar for shares or such class or series of shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

PART 5

SHARE TRANSFERS

Registering Transfers

5.1 A transfer of a share must not be registered unless the Company or the transfer agent or registrar for the class or series of shares to be transferred has received:

(a) except as exempted by the Act, a duly signed proper instrument of transfer in respect of the share;

(b) if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate;

(c) if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment; and

(d) such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, the due signing of the instrument of transfer and the right of the transferee to have the transfer registered.

Form of Instrument of Transfer

5.2 The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates of that class or series or in some other form that may be approved by the directors.

Transferor Remains Shareholder

5.3 Except to the extent that the Act otherwise provides, the transferor of a share is deemed to remain the holder of it until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

Signing of Instrument of Transfer

5.4 If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b) if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

Enquiry as to Title Not Required

5.5 Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares transferred, of any interest in such shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

Transfer Fee

5.6 There must be paid to the Company, in relation to the registration of a transfer, the amount, if any, determined by the directors.

PART 6
TRANSMISSION OF SHARES

Legal Personal Representative Recognized on Death

6.1 In case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

Rights of Legal Personal Representative

6.2 The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Act and the directors have been deposited with the Company. This §6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the name of the shareholder and the name of another person in joint tenancy.

PART 7
PURCHASE OF SHARES

Company Authorized to Purchase Shares

7.1 Subject to §7.2, to the special rights and restrictions attached to the shares of any class or series and to the Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

Purchase When Insolvent

7.2 The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a) the Company is insolvent; or

(b) making the payment or providing the consideration would render the Company insolvent.

Sale and Voting of Purchased Shares

7.3 If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a) is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c) must not make any other distribution in respect of the share. Company Entitled to Purchase or Redeem Share Fractions

7.4 The Company may, without prior notice to the holders, purchase or redeem for fair value any and all outstanding share fractions of any class or kind of shares in its authorized share structure as may exist at any time and from time to time. Upon the Company delivering the purchase funds and confirmation of purchase or redemption of the share fractions to the holders’ registered or last known address, or if the Company has a transfer agent then to such agent for the benefit of and forwarding to such holders, the Company will thereupon amend its central securities register to reflect the purchase or redemption of such share fractions and if the Company has a transfer agent, will direct the transfer agent to amend the central securities register accordingly. Any holder of a share fraction, who upon receipt of the funds and confirmation of purchase or redemption of same, disputes the fair value paid for the fraction, will have the right to apply to the court to request that it set the price and terms of payment and make consequential orders and give directions the court considers appropriate, as if the Company were the “acquiring person” as contemplated by Division 6, Compulsory Acquisitions, under the Act and the holder were an “offeree” subject to the provisions contained in such Division, mutatis mutandis.

PART 8

BORROWING POWERS

8.1 The Company, if authorized by the directors, may:

(a) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(c) guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2 The powers conferred under this Part 8 will be deemed to include the powers conferred on a company by Division VII of the Special Corporations Powers Act being chapter P-16 of the Revised Statutes of Quebec, 1988, and every statutory provision that may be substituted therefor or for any provision therein.

PART 9 ALTERATIONS

Alteration of Authorized Share Structure

9.1 Subject to §9.2 and the Act, the Company may by ordinary resolution (or a resolution of the directors in the case of §9.l(c) or §9.l(f)):

(a) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c) subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d) if the Company is authorized to issue shares of a class of shares with par value:

(i) decrease the par value of those shares; or

(ii) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e) change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f) alter the identifying name of any of its shares; or

(g) otherwise alter its shares or authorized share structure when required or permitted to do so by the Act where it does not specify by a special resolution;

and, if applicable, alter its Notice of Articles and, if applicable, its Articles accordingly.

Special Rights and Restrictions

9.2 Subject to the Act and in particular those provisions of the Act relating to the rights of holders of outstanding shares to vote if their rights are prejudiced or interfered with, the Company may by ordinary resolution:

(a) create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b) vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued,

and alter its Notice of Articles and Articles accordingly.

Change of Name

9.3 The Company may by resolution of the directors authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

Other Alterations

9.4 If the Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

PART 10

MEETINGS OF SHAREHOLDERS

Annual General Meetings

10.1 Unless an annual general meeting is deferred or waived in accordance with the Act, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after its last annual general meeting.

Calling of Meetings of Shareholders

10.2	The directors may, at any time, call a meeting of shareholders.

Notice for Meetings of Shareholders

10.3 The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least 21 days before the meeting.

Record Date for Notice

10.4 The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than 21 days. If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Record Date for Voting

10.5 The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Failure to Give Notice and Waiver of Notice

10.6 The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or may agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Notice of Special Business at Meetings of Shareholders

10.7	If a meeting of shareholders is to consider special business within the meaning of

§11.1, the notice of meeting must:

(a) state the general nature of the special business; and

(b) if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i) at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii) during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

Place of Meetings

10.8 In addition to any location in British Columbia, any general meeting may be held in any location outside British Columbia approved by a resolution of the directors.

PART 11

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

Special Business

11.1	At a meeting of shareholders, the following business is special business:

(a) at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting; and

(b) at an annual general meeting, all business is special business except for the following:

(i) business relating to the conduct of or voting at the meeting;

(ii) consideration of any financial statements of the Company presented to the meeting;

(iii) consideration of any reports of the directors or auditor;

(iv) the setting or changing of the number of directors;

(v) the election or appointment of directors;

(vi) the appointment of an auditor;

(vii) the setting of the remuneration of an auditor;

(viii) business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(ix) any other business which, under these Articles or the Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

Special Majority

11.2 The majority of votes required to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

Quorum

11.3 Subject to the special rights and restrictions attached to the shares of any class or series of shares, and to §11.4, the quorum for the transaction of business at a meeting of shareholders is at least two people who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least five percent (5%) of the issued shares entitled to be voted at the meeting.

One Shareholder May Constitute Quorum

11.4 If there is only one shareholder entitled to vote at a meeting of shareholders:

(a) the quorum is one person who is, or who represents by proxy, that shareholder; and

(b) that shareholder, present in person or by proxy, may constitute the meeting.

Persons Entitled to Attend Meeting

11.5 In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

Requirement of Quorum

11.6 No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

Lack of Quorum

11.7 If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a) in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and

(b) in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

Lack of Quorum at Succeeding Meeting

11.8 If, at the meeting to which the meeting referred to in §11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, two or more shareholders entitled to attend and vote at the meeting will be deemed to constitute a quorum.

Chair

11.9 The following individual is entitled to preside as chair at a meeting of shareholders:

(a) the chair of the board, if any; or

(b) if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

Selection of Alternate Chair

11.10 If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present may choose either one of their number or the solicitor of the Company to be chair of the meeting. If all of the directors present decline to take the chair or fail to so choose or if no director is present or the solicitor of the Company declines to take the chair, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

Adjournments

11.11 The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Notice of Adjourned Meeting

11.12 It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

Decisions by Show of Hands or Poll

11.13 Subject to the Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

Declaration of Result

11.14 The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under §11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Motion Need Not be Seconded

11.15 No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

Casting Vote

11.16 In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

Manner of Taking Poll

11.17 Subject to §11.18, if a poll is duly demanded at a meeting of shareholders:

(a) the poll must be taken:

(i) at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii) in the manner, at the time and at the place that the chair of the meeting directs;

(b) the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c) the demand for the poll may be withdrawn by the person who demanded it. Demand for Poll on Adjournment

11.18 A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

Chair Must Resolve Dispute

11.19 In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

Casting of Votes

11.20 On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

No Demand for Poll on Election of Chair

11.21 No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

Demand for Poll Not to Prevent Continuance of Meeting

11.22 The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Retention of Ballots and Proxies

11.23 The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

PART 12

VOTESOF SHAREHOLDERS

Number of Votes by Shareholder or by Shares

12.1 Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under §12.3:

(a) on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b) on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

Votes of Persons in Representative Capacity

12.2 A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

Votes by Joint Holders

12.3 If there are joint shareholders registered in respect of any share:

(a) any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b) if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

Legal Personal Representatives as Joint Shareholders

12.4 Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of §12.3, deemed to be joint shareholders registered in respect of that share.

Representative of a Corporate Shareholder

12.5 If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must be received:

(i) at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(ii) at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting; and

(b)	if a representative is appointed under this §12.5:

(i) the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii) the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

Proxy Provisions Do Not Apply to All Companies

12.6 If and for so long as the Company is a public company, then §12.7 to §12.15 are not mandatory, however the directors of the Company are authorized to apply all or part of such sections or to adopt alternative procedures for proxy form, deposit and revocation procedures to the extent that the directors deem necessary in order to comply with securities laws applicable to the Company.

Appointment of Proxy Holders

12.7 Every shareholder of the Company entitled to vote at a meeting of shareholders may, by proxy, appoint one or more (but not more than two) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

Alternate Proxy Holders

12.8 A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

Proxy Holder Need Not Be Shareholder

12.9 A proxy holder need not be a shareholder of the Company.

Deposit of Proxy

12.10 A proxy for a meeting of shareholders must:

(a) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(b) unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages, including through Internet voting or by email if permitted by the notice calling the meeting or the information circular for the meeting.

Validity of Proxy Vote

12.11 A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a) at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(b) at the meeting or any adjourned meeting by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

Form of Proxy

12.12 A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the undersigned):_________

Signed [month, day, year]

________________________________

[Signature of shareholder]

________________________________

[Name of shareholder-printed]

Revocation of Proxy

12.13 Subject to §12.14, every proxy may be revoked by an instrument in writing that is received:

(a) at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(b) at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

Revocation of Proxy Must Be Signed

12.14 An instrument referred to in §12.13 must be signed as follows:

(a) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; or

(b) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under §12.5.

Production of Evidence of Authority to Vote

12.15 The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 13

DIRECTORS

Number of Directors

13.1 The number of directors, excluding additional directors appointed under §14.8, is set at the greater of three and the most recently set of:

(a) the number of directors set by a resolution of the directors (whether or not previous notice of the resolution was given); and

(b) the number of directors in office pursuant to §14.4. Change in Number of Directors

13.2 If the number of directors is set under §13.l(a):

(a) the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; or

(b) if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number then the directors, subject to §14.8, may appoint directors to fill those vacancies.

Directors’ Acts Valid Despite Vacancy

13.3 An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

Qualifications of Directors

13.4 A director is not required to hold a share as qualification for his or her office but must be qualified as required by the Act to become, act or continue to act as a director.

Remuneration of Directors

13.S The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine.

Reimbursement of Expenses of Directors

13.6 The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

Special Remuneration for Directors

13.7 If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, he or she may be paid remuneration fixed by the directors, or at the option of the directors, fixed by ordinary resolution, and such remuneration will be in addition to any other remuneration that he or she may be entitled to receive.

Gratuity, Pension or Allowance on Retirement of Director

13.8 Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 14

ELECTION AND REMOVAL OF DIRECTORS

Election at Annual General Meeting

14.1 At every annual general meeting:

(a) the shareholders entitled to vote at the annual general meeting for the election of directors must elect a board of directors consisting of the number of directors for the time being set under these Articles; and

(b) all the directors cease to hold office immediately before the election or appointment of directors under §(a), but are eligible for re-election or re-appointment.

Consent to be a Director

14.2 No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Act; or

(b) that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

Failure to Elect or Appoint Directors

14.3	If:

(a) the Company fails to hold an annual general meeting on or before the date by which the annual general meeting is required to be held under the Act; or

(b) the shareholders fail, at the annual general meeting to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of the time when:

(c)	his or her successor is elected or appointed; and

(d)	he or she otherwise ceases to hold office under the Act or these Articles.

Places of Retiring Directors Not Filled

14.4 If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles but their term of office will expire when new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

Directors May Fill Casual Vacancies

14.5 Any casual vacancy occurring in the board of directors may be filled by the directors.

Remaining Directors Power to Act

14.6 The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Act, for any other purpose.

Shareholders May Fill Vacancies

14.7 If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

Additional Directors

14.8 Notwithstanding §13.1 and §13.2, between annual general meetings, the directors may appoint one or more additional directors, but the number of additional directors appointed under this §14.8 must not at any time exceed one-third of the number of the current directors who were elected or appointed as directors other than under this §14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under §14.l(a), but is eligible for re-election or re-appointment.

Ceasing to be a Director

14.9	A director ceases to be a director when:

(a) the term of office of the director expires;

(b ) the director dies;

(c) the director resigns as a director by notice in writing provided to the Company;

(d) or the director is removed from office pursuant to §14.I 0 or §14.11.

Removal of Director by Shareholders

14.10 The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

Removal of Director by Directors

14.11 The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 15

ALTERNATE DIRECTORS

Appointment of Alternate Director

15.1 Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

Notice of Meetings

15.2 Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

Alternate for More than One Director Attending Meetings

15.3 A person may be appointed as an alternate director by more than one director, and an alternate director:

(a) will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(b) has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(c) will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a directors, once more in that capacity; and

(d) has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

Consent Resolutions

15.4 Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

Alternate Director an Agent

15.5 Every alternate director is deemed to be the agent of his or her appointor. Revocation or Amendment of Appointment of Alternate Director

15.6 An appointor may at any time, by notice in writing received by the Company, revoke or amend the terms of the appointment of an alternate director appointed by him or her.

Ceasing to be an Alternate Director

15.7	The appointment of an alternate director ceases when:

(a) his or her appointor ceases to be a director and is not promptly re-elected or re- appointed;

(b)	the alternate director dies;

(c) the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(d)	the alternate director ceases to be qualified to act as a director; or

(e) the term of his appointment expires, or his or her appointor revokes the appointment of the alternate directors.

Remuneration and Expenses of Alternate Director

15.8 The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

PART 16

POWERS AND DUTIES OF DIRECTORS

Powers of Management

16.I The directors must, subject to the Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the shareholders of the Company. Notwithstanding the generality of the foregoing, the directors may set the remuneration of the auditor of the Company.

Appointment of Attorney of Company

16.2 The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

PART 17

INTERESTS OF DIRECTORS AND OFFICERS

Obligation to Account for Profits

17.1 A director or senior officer who holds a disclosable interest (as that term is used in the Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Act.

Restrictions on Voting by Reason of Interest

17.2 A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

Interested Director Counted in Quorum

17.3 A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

Disclosure of Conflict of Interest or Property

17.4 A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act.

Director Holding Other Office in the Company

17.5 A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

No Disqualification

17.6 No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

Professional Services by Director or Officer

17.7 Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

Director or Officer in Other Corporations

17.8 A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

PART 18

PROCEEDINGS OF DIRECTORS

Meetings of Directors

18.1 The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

Voting at Meetings

18.2 Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting has a second or casting vote.

Chair of Meetings

18.3	The following individual is entitled to preside as chair at a meeting of directors:
(a)	the chair of the board, if any;

(b)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)	any other director chosen by the directors if:

(i) neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii) neither the chair of the board nor the president, ifa director, is willing to chair the meeting; or

(iii) the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

Meetings by Telephone or Other Communications Medium

18.4 A director may participate in a meeting of the directors or of any committee of the directors:

(a)	In person;

(b) by telephone; or

(c) with the consent of all the directors who wish to participate in the meeting by other communications medium;

if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting ina manner contemplated by this §18.4 is deemed for all purposes of the Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

Calling of Meetings

18.5 A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

Notice of Meetings

18.6 Other than for meetings held at regular intervals as determined by the directors pursuant to §18.1, 48 hours’ notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in §24.1 or orally or by telephone.

When Notice Not Required

18.7 It is not necessary to give notice of a meeting of the directors to a director if:

(a) the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b) the director has waived notice of the meeting.

Meeting Valid Despite Failure to Give Notice

18.8 The accidental omission to give notice of any meeting of directors to, or the non- receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

Waiver of Notice of Meetings

18.9 Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director. Attendance of a director or alternate director at a meeting of the directors is a waiver of notice of the meeting unless that director or alternate director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Quorum

18.10 The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be a majority of the directors.

Validity of Acts Where Appointment Defective

18.11 Subject to the Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

Consent Resolutions in Writing

18.12 A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a) in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(b) in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Part 18 may be by signed document, fax, email or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this §18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

PART 19

EXECUTIVE AND OTHER COMMITTEES

Appointment and Powers of Executive Committee

19.1 The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

Appointment and Powers of Other Committees

19.2	In addition to any executive committee, the directors may, by resolution:

(a)	appoint one or more committees consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under §(a) any of the directors’ powers, except:
(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii) the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv) the power to appoint or remove officers appointed by the directors; and

(c) make any delegation referred to in §(b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

Obligations of Committees

19.3 Any committee appointed under §19.1 or §19.2, in the exercise of the powers delegated to it, must:

(a) conform to any rules that may from time to time be imposed on it by the directors; and

(b) report every act or thing done in exercise of those powers at such times as the directors may require.

Powers of Board

19.4

or §19.2:

The directors may, at any time, with respect to a committee appointed under §19.1

(a) revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b) terminate the appointment of, or change the membership of, the committee; and

(c) fill vacancies in the committee.

Committee Meetings

19.5 Subject to §19.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under §19.1 or §19.2:

(a) the committee may meet and adjourn as it thinks proper;

(b) the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c) a majority of the members of the committee constitutes a quorum of the committee; and

(d) questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

PART 20

OFFICERS

Directors May Appoint Officers

20.l The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

Functions, Duties and Powers of Officers

20.2 The directors may, for each officer:

(a) determine the functions and duties of the officer;

(b) entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c) revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

Qualifications

20.3 No person may be appointed as an officer unless that person is qualified in accordance with the Act. One person may hold more than one position as an officer of the Company. An officer will not be a director, except that a person appointed the chair of the board or as a managing director must be a director.

Remuneration and Terms of Appointment

20.4 All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

PART 21

INDEMNIFICATION

Definitions

21.1 In this Part 21:

(a) “eligible party” means an individual who:

(i)	is or was a director or officer of the Company;

(ii)	is or was a director or officer of another corporation

(A)	at a time when the corporation is or was an affiliate of the Company, or

(B)	at the request of the Company; or

(iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

(b) “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(c) “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director of the Company or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company:

(i)	is or may be joined as a party; or

(ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

and will include any other proceeding or action contemplated by the Act; and

(d) “expenses” has the meaning set out in the Act and includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

Mandatory Indemnification of Eligible Parties

21.2 Subject to the Act, the Company must indemnify each eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this §21.2.

Indemnification of Other Persons

21.3 Subject to any restrictions in the Act, the Company may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Company.

Authority to Advance Expenses

21.4 The Company may advance expenses to an eligible party to the extent permitted by and in accordance with the Act.

Non-Compliance with Act

21.5 Subject to the Act, the failure of an eligible party of the Company to comply with the Act or these Articles or, if applicable, any former Companies Act or former Articles does not, of itself, invalidate any indemnity to which he or she is entitled under this Part 21.

Company May Purchase Insurance

21.6 The Company may purchase and maintain insurance for the benefit of any eligible party person (or his or her heirs or legal personal representatives) against any liability incurred by him or her as such director, officer or person who holds or held such equivalent position.

PART 22

DIVIDENDS

Payment of Dividends Subject to Special Rights

22.l The provisions of this Part 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

Declaration of Dividends

22.2 Subject to the Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

Record Date

22.3 The directors must set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months.

Manner of Paying Dividend

22.4 A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

Settlement of Difficulties

22.5	If any difficulty arises in regard to a distribution under §22.4, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a) set the value for distribution of specific assets;

(b) determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c) vest any such specific assets in trustees for the persons entitled to the dividend. When Dividend Payable

22.6 Any dividend may be made payable on such date as is fixed by the directors. Dividends to be Paid in Accordance with Number of Shares

22.7 All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

Receipt by Joint Shareholders

22.8 If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

Dividend Bears No Interest

22.9 No dividend bears interest against the Company. Fractional Dividends

22.10 If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Payment of Dividends

22.11 Any dividend or other distribution payable in money in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

Capitalization of Retained Earnings or Surplus

22.12 Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

PART 23

ACCOUNTING RECORDS AND AUDITORS

Recording of Financial Affairs

23. I The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Act.

Inspection of Accounting Records

23.2	Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

Remuneration of Auditor

23.3	The directors may set the remuneration of the auditor of the Company.

PART 24

NOTICES

Method of Giving Notice

24.1	Unless the Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Act or these Articles to be sent by or to a person may be sent by:
(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii) for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the mailing address of the intended recipient;

(b) delivery at the applicable address for that person as follows, addressed to the person:

(i) for a record delivered to a shareholder, the shareholder’s registered address;

(ii) for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the delivery address of the intended recipient;

(c) sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d) sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; and

(e)	physical delivery to the intended recipient.

Deemed Receipt of Mailing

24.2	A notice, statement, report or other record that is:

(a) mailed to a person by ordinary mail to the applicable address for that person referred to in §24.1 i is deemed to be received by the person to whom it was mailed on the day (Saturdays, Sundays and holidays excepted) following the date of mailing;

(b) faxed to a person to the fax number provided by that person referred to in §24.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; and

(c) emailed to a person to the e-mail address provided by that person referred to in §24.l is deemed to be received by the person to whom it was e-mailed on the day that it was emailed.

Certificate of Sending

24.3	A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with §24.1 is conclusive evidence of that fact.

Notice to Joint Shareholders

24.4 A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

Notice to Legal Personal Representatives and Trustees

24.5 A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a) mailing the record, addressed to them:

(i) by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii) at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b) if an address referred to in §(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

Undelivered Notices

24.6 If on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to §24.1 and on each of those occasions any such record is returned because the shareholder cannot be located , the Company will not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

PART 25

SEAL

Who May Attest Seal

25.1	Except as provided in §25.2 and §25.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b) any officer, together with any director;

(c) if the Company only has one director, that director; or

(d) any one or more directors or officers or persons as may be determined by the directors.

Sealing Copies

25.2 For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite §25.1, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

Mechanical Reproduction of Seal

25.3 The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under §25.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

PART 26

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO PREFERRED SHARES

Attachment of Special Rights and Restrictions

26.1 There are attached to the Preferred Shares as a class the following special rights and restrictions:

(a) the board may at any time and from time to time issue Preferred Shares in one or more series, each series to consist of such number of shares as is determined by the board before the issue of any thereof;

(b) a holder of a Preferred Share will as such be entitled to receive notice of, attend, speak and vote at a general meeting of the members of the Company, except as otherwise provided in the special rights and restrictions attached to the share by the board;

(c) holders of Preferred Shares will be entitled to:

(i) preference with respect to payment of dividends on such shares over the payment of dividends on the Common Shares and on any other shares ranking junior to the Preferred Shares with respect to the payment of dividends; and

(ii) in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of the assets of the Company among its members for the purpose of winding up its affairs, preference on a distribution of assets:

(A) in repayment of capital, over any distribution to holders of Common Shares or to holders of other shares not ranking with respect to such distribution equally with or in priority to the repayment of capital on the Preferred Shares; and

(B) on account of undeclared accumulated dividends, over any distribution to holders of Common Shares or any distribution to holders of other shares not ranking with respect to such distribution equally with or in priority to the payment of dividends on the Preferred Shares;

(d) the Company will not without, but may from time to time with, the approval by a separate class resolution of the holders of the Preferred Shares given in accordance with §26.3:

(i)	increase the authorized number of Preferred Shares;

(ii) attach special rights and restrictions to, or alter or vary the special rights and restrictions attached to, shares of any other class whereby such shares rank equally with or in priority to the Preferred Shares with respect to the declaration or payment of dividends or the distribution of the assets of the Company among its members for any reason;

(iii) create or increase the authorized number of shares of any class ranking equally with or in priority to the Preferred Shares with respect to the declaration or payment of dividends or the distribution of the assets of the Company among its members for any reason; and

(iv) alter, vary or abrogate the special rights or restrictions attaching to the Preferred Shares as a class.

26.2 The board will, before the first issue of Preferred Shares of any series, alter the Memorandum or Articles of the Company or both to fix the number of Preferred Shares in, and to determine the designation of and the special rights and restrictions to be attached to, the Preferred Shares of that series.

Separate Class Resolution

26.3 Approval by separate class resolution of the holders of Preferred Shares must be by a separate resolution:

(a)	consented to in writing by all holders of Preferred Shares; or

(b)	presented at a meeting of holders of Preferred Shares, called for such purpose in accordance with these Articles, at which one or more persons are present representing in person or by proxy at least 33 1/3% of the issued and outstanding Preferred Shares, and passed by the affirmative vote of at least 66 2/3% of the votes cast.”.

RECEIVED FOR DEPOSIT AT THE RECORDS OFFICE ON MAY 14, 2013.

TEKMIRA PHARMACEAUTICALS CORPORATION

(the “Company”)

ORDINARY RESOLUTION PASSED BY THE SHAREHOLDERS OF THE CO:MPANY AT THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS CO:MPANY HELD ON MAY 14, 2013

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

1.	the Articles of the Company be altered by adding the text substantially in the form attached as Exhibit “B” to the Information Circular of Tekmira Pharmaceuticals Corporation dated March 27, 2013 as and at Section 13.9 of the Articles of the Company; and

2.	any one or more of the directors or officers of the Company be authorized to take all such actions, do such things and execute and deliver, whether under the common seal of the Company or otherwise, all such agreements, instruments, statements, forms and other documents as they may be advised by counsel so to do in connection with this alteration of the Articles.”

CERTIFIED A TRUE COPY as of the 14th day of May, 2013.

/s/ Hector MacKay-Dunn

Hector MacKay-Dunn

Title: Corporate Secretary

EXHIBIT “B” TO THE INFORMATION CIRCULAR OF TEKMIRA PHARMACEUTICALS CORPORATION

Nominations of Directors

13.9	Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board of directors of the Company may be made at any annual general meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

(a)	by or at the direction of the board, including pursuant to a notice of meeting;

(b)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the Act, or a requisition of the shareholders made in accordance with the provisions of the Act; or

(c)	by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving by the Nominating Shareholder of the notice provided for below in this Section 13.9 and at the close of business on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this Section 13.9.

In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given notice thereof that is both timely (in accordance with this Section 13.9) and in proper written form (in accordance with this Section 13.9) to the Secretary of the Company at the principal executive offices of the Company.

To be timely, a Nominating Shareholder’s notice to the Secretary of the Company must be made:

(a)	in the case of an annual general meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date (the ‘‘Notice Date”) on which the first public announcement of the date of the annual general meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

(b)	in the case of a special meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

The time periods for the giving of a Nominating Shareholder’s notice set forth above shall in all cases be determined based on the original date of the applicable annual meeting or special meeting of shareholders, and in no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of such notice.

To be in proper written form, a Nominating Shareholder’s notice to the Secretary of the Company must set forth:

(a)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of the person; (B) the principal occupation or employment of the person, and the principal occupation or employment of the person for the past 5 years; (C) the citizenship of such person; (D) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (E) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below); and

(b)	as to the Nominating Shareholder giving the notice, full particulars regarding any proxy, contract, agreement, arrangement or understanding pursuant to which such Nominating Shareholder has a right to vote or direct the voting of any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below).

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Section 13.9; provided, however, that nothing in this Section 13.9 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter that is properly before such meeting pursuant to the provisions of the Act or the discretion of the Chairman. The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

For purposes of this Section 13.9:

(a)	“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com; and

(b)	“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada.

Notwithstanding any other provision of this Section 13.9 and the Articles, notice given to the Secretary of the Company pursuant to this Section 13.9 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the Secretary of the Company for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Secretary of the Company at the principal executive offices of the Company, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this Section 13.9.

RECEIVED FOR DEPOSIT AT THE RECORDS OFFICE ON MARCH 4, 2015.

TEKMIRA PHARMACEUTICALS CORPORATION

(“Tekmira”)

ORDINARY RESOLUTION PASSED BY THE SHAREHOLDERS OF TEKMIRA AT THE SPECIAL MEETING OF THE SHAREHOLDERS HELD ON MARCH 3, 2015 CALLED TO CONSIDER AND APPROVE AN AGREEMENT AND PLAN OF MERGER, DATED JANUARY 11, 2015 (THE “MERGER AGREEMENT”), BY AND AMONG TEKMIRA, TKM ACQUISITION CORPORATION, A WHOLLY OWNED SUBSIDIARY OF TEKMIRA, AND ONCORE BIOPHARMA, INC. ALL AS MORE PARTICULARLY DESCRIBED IN THE NOTICE OF MEETING DATED FEBRUARY 4, 2015 AND THE PROXY STATEMENT/INFORMATION CIRCULAR ATTACHED THERETO, AND AN AMENDMENT TO THE ARTICLES OF TEKMIRA AS SET OUT IN ANNEX C TO THE NOTICE OF MEETING, A COPY OF WHICH IS ATTACHED TO AND FORMS PART OF THIS CERTIFIED RESOLUTION

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT, UPON THE MERGER BECOMING EFFECTIVE AS CONTEMPLATED IN THE MERGER AGREEMENT:

1.	the Articles of Tekmira be altered by adding the text substantially in the form attached as Annex C to this proxy statement/information circular;
2.	the Articles of Tekmira be altered by removing the right of the chair to a second or casting vote at a meeting of the board of directors of Tekmira; and

3.	any one or more of the directors or officers of Tekmira be authorized to take all such actions, do such things and execute and deliver, whether under the common seal of Tekmira or otherwise, all such agreements, instruments, forms and other documents as they may be advised by counsel so to do in connection with this alteration of the Articles.”

CERTIFIED A TRUE COPY as of the 4th day of March, 2015

/s/ Hector MacKay-Dunn

Hector MacKay-Dunn

Title: Corporate Secretary

AMENDMENT TO TEKMIRA PHARMACEUTICALS CORPORATION ARTICLES OF INCORPORATION

Part 18.2

Questions arising at any meeting of directors are to be decided by a majority of votes (subject to Part 27), and, in the case of an equality of votes, the chair of the meeting shall not have a second (or casting) vote.

Part 27 – Transitional Governance Matters

Notwithstanding any other provision of the Articles, for a period commencing upon the effective date of the merger (the “Merger”) between TKM Acquisition Corporation, a wholly-owned subsidiary of the Company, and OnCore Biopharma, Inc., a Delaware corporation, undertaken pursuant to an Agreement and Plan of Merger and Reorganization dated January 11, 2015, and ending upon the earlier of (i) thirty six (36) months following the effective date of the Merger and (ii) when RS no longer has a right to nominate one or more directors under Section 1 of this Part 28, the following provisions shall apply:

Supermajority Matters

l.	Any one of the following matters shall require the approval of at least seventy percent (70%) of the number of directors then in office, whether such approval is given by way of a vote at a meeting of directors or by written consent:
(a)	the removal or replacement of the chair of the board of directors of the Company;
(b)	the removal or replacement of the chief executive officer of the Company,

(c)	subject to Part 28, the nomination of a director for election to the board of directors of the Company;
(d)	subject to Part 28, the appointment of a director to the board of directors of the Company to fill a vacancy created by the resignation or death of a director;
(e)	subject to Part 28, the appointment of an additional director to the board of directors of the Company;
(f)	any take-over bid, issuer bid, amalgamation, plan of arrangement, business combination, merger, tender offer, exchange offer, consolidation, recapitalization, reorganization, liquidation, dissolution or winding-up in respect of, or involving, the Company or any subsidiary of the Company;

(g)	any sale or issuance of shares of the Company or other equity interests in the Company (or rights, interests or securities convertible into or exercisable for such shares or other equity interests), in one or more connected transactions, which would be greater than 5% of the outstanding shares of stock of the company, other than the grant or issuance of such equity interests in connection with any stock-based compensation plan or plans approved by the board of directors of the Company;
(h)	any sale of assets (or any strategic alliance, joint venture, license or other arrangement having the same economic effect as a sale) of the Company or any subsidiary of the Company representing a transaction value and/or payments greater than $10 million;
(i)	ceasing or abandoning any research, development or commercialization efforts that were publicly disclosed by the Company as having been underway as at the effective date of the

Merger, or declining to advance the development or commercialization of such programs, whether by failing to continue to fund such programs or otherwise;

(j) incurring any indebtedness or third party guarantees in excess of $5,000,000 individually or

$10,000,000 in the aggregate; or

(k) any amendment or proposed amendment to the Articles or Notice of Articles of the Company, (collectively referred to as “Supermajority Matters”).

Inconsistencies

2.	In the event of an inconsistency between a provision of this Part 27 and any other provision of these Articles, the provision of this Part 27 shall prevail.

Alterations of Part 27 and Section 18.2

3.	This Part 27 and Section 18.2 may only be amended by special resolution.

Part 28- Director Election Matters

In this Part, the following terms shall have the meaning assigned to them below:

“Calculated on an Undiluted Basis” means calculated before giving effect to the exercise, conversion or exchange of any securities exercisable for, convertible into, or exchangeable for, Company Shares;

“Company Shares” means the common shares in the capital of the Company as constituted on the date hereof;

“Record Date Notice” means the date of the letter filed on SEDAR by the Company’s registrar and transfer agent giving notice of the record date for determination of the shareholders entitled to notice of and to vote at any Shareholder Meeting; and ·

“Shareholder Meeting” means an annual general meeting of shareholders or special meeting of shareholders of the Company called for the purpose of electing directors to the board of directors of the Company.

Election of Directors

1. For so long as Roivant Sciences Ltd. ((the “Nominating Shareholder” or “RS”) has “beneficial ownership” (as defined pursuant Rule 13d-3 under·the United States, Securities Exchange Act of 1934, as amended) (“Beneficial Ownership’’) owns or exercises control or direction over not less than:

(a) twenty- percent (20%) of the issued and outstanding Company Shares Calculated on an Undiluted Basis as at the Record Date Notice, RS has the right to nominate two (2) individuals for election to the board of directors at the Company at each Shareholder Meeting; and

(b ) ten percent (10%) of the issued and outstanding Company Shares Calculated on an Undiluted Basis as at the Record Date Notice, RS has the right to nominate one (1) individual for election to the board of directors of the Company at each Shareholder Meeting,

(where such designee directors are referred to as the “RS Nominated Directors”).

2. Upon the Nominating Shareholder having Beneficial Ownership or exercising control or direction over less than ten percent (10%) of the outstanding Company Shares Calculated on an Undiluted Basis as at the Record Date Notice, the nomination rights provided under Section 1 will be of no further force and effect.

Number of Directors

3. For so long a. the Nominating Shareholder has the right to nominate one or more directors under Section 1 of this Part 28, the number of directors of the Company shall not exceed seven (7) directors without the prior written consent of the Nominating Shareholder.

Nomination Procedure

4.	For so long as the Nominating Shareholder has a right to nominate one or more directors under Section I of this Part 28:

(a)	No earlier than ninety (90) days and no later than sixty (60) days prior to the date of each Shareholder Meeting, the Company shall notify RS in writing of the date of the Shareholder Meeting (the “Company Notice”). The Company Notice shall specify the total number of Company Shares issued and outstanding Calculated on an Undiluted Basis as at the Record Date Notice.

(b)	RS shall have the right and option, exercisable within fifteen (15) days from receipt of the Company Notice (the “Nomination Right Notice Period”) by written notice to the Company (the “Nomination Notice”) to exercise the Nomination Right. If RS wishes to exercise the Nomination Right, RS must specify in the Nomination Notice (i) the number of Company Shares beneficially owned by the Nominating Shareholder as at the date of the Nomination Notice, (ii) the name of the individual(s) RS wishes to nominate for election to the board of directors of the Company, and (iii) confirm that the nominee(s) are eligible to act as director(s) under the Act or, if the Company is otherwise governed by another statue or regime, that the nominee(s) arc eligible to act as a director under such statute or regime. As soon as reasonably possible after the request by the Company, duly completed forms and only other information in respect of the RS Nominated Directors, as required by the relevant stock exchange, shall be provided by the RS Nominated Directors.

(c) If RS fails to deliver a Nomination Notice in response to a Company Notice within the Nomination Right Notice Period, then the Company will not be required to nominate individuals identified by RS for election to the board of directors of the Company at the Shareholder Meeting with respect to which RS failed to deliver the Nomination Notice,and RS shall have the right to nominate person(s) for election to the board of directors of the Company at the next Shareholder Meeting in accordance with this Part 28.

(d)	If RS delivers a Nomination Notice in response to a Company Notice within the Nomination Right Notice Period then, subject only to the nominee(s) identified in the Nomination Notice being eligible to act as director(s) of the Company, the Company shall (i) nominate the RS nominee(s) to stand for election to the board of directors of the Company at the Shareholder Meeting, and (ii) solicit proxies from the holders of Company Shares in respect thereof which will be satisfied by delivery of a form of proxy to the holders of Company Shares following standard procedures consistent with past practice. For greater certainty, the Company (x) shall not be required to retain a third party solicitation agent, and (y) shall include the name of the RS nominee(s) to stand for election to the board of directors of the Company in the proxy to be delivered to each holder of Company Shares in respect of the Shareholder Meeting. The Nominating Shareholder shall also provide to the Company such other information regarding the RS nominee(s) as may be reasonably requested by the Company so as to comply with applicable proxy disclosure requirements under applicable securities laws, together with such other information, including a biography of the RS Nominated Directors, that is consistent with the information the Company intends to publish about management nominees as directors of the Company in the information circular to be prepared by the Company in connection with the election of directors at a Shareholder Meeting.

Casual Vacancies

5.	In the event that an RS Nominated Director resigns, dies, becomes incapacitated or otherwise ceases to be a director prior to the expiration of his or her term as a director, such vacancy on the board of directors shall be filled by the remaining directors with the nominee identified by RS promptly. The Company shall use all commercially reasonable steps, promptly upon receipt by it of a written notice from RS to fill such vacancy, as are necessary to call (no later than five (5) days following notice of such identified nominee by RS) a meeting of the board of directors to vote on the appointment of such Shareholder Designee to fill such vacancy (or to obtain a vote of the directors by way of unanimous written resolution) and take all such other steps as are required by the Act with respect to such appointment.

Transitional Period

6.	This Part 28 shall remain in effect until the date that is the earlier of (i) thirty-six (36) months following the effective date of the Merger and (ii) when RS no longer has a right to nominate one or more directors under Section 1 of this Part 28.

Inconsistencies

7.	In the event of an inconsistency between a provision of this Part 28 and any other provision of these Articles, the provision of this Part 28 shall prevail.

RECEIVED FOR DEPOSIT AT THE RECORDS OFFICE ON

JULY 1O, 2015

TEKMIRA PHARMACEUTICALS CORPORATION

(the “Company”)

ORDINARY RESOLUTION PASSED BY THE SHAREHOLDERS OF THE COMPANY AT THE ANNUAL MEETING OF THE SHAREHOLDERS COMPANY HELD ON .JU LY 9, 2015

“Section 1 1.3 of the Articles of Tekmira be deleted and replaced in entirety with the following:

I 1 .3 Subject to the special rights and restrictions attached to the shares of any class or series of shares, and to §I 1 .4, the quorum for the transaction of business at a meeting of shareholders is at least two people who arc, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least five percent (5%) of the issued shares entitled to be voted at the meeting: provided, however, that for so long as any class or series of shares is listed for trading on NASDAQ. then:

(a) the quorum for the transaction of business at a meeting of shareholders of the Company is at least two people who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least thirty three and one-third percent (33 1/3%) of the issued shares entitled to be voted at the meeting (the “NASDAQ Quorum’“), and all references in the Articles to a ‘‘quorum” in Part 1 1 shall be deemed to refer to the NASDAQ Quorum:

(b)	where a separate vote by class or series or classes or series of shares is required at a meeting of shareholders of the Company. the presence. in person or by proxy, of the holders of at least the NASDAQ Quorum of the issued and outstanding shares of each such class or series shall also be required to constitute a NASDAQ Quorum:

(c)	if a NASDAQ Quorum is present at an original meeting. a NASDAQ Quorum need not be present at an adjourned session of that meeting: and

(d)	Neither §l l.7(b) nor §1 1.8 shall have any force or effect.”

CERTIFIED A TRUE COPY as of the 10th day of July, 2015.

/s/ Hector MacKay-Dunn

Hector MacKay-Dunn

Title: Corporate Secretary